SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (hereinafter, “SPA”) is entered into as of the 19th day of July, 2012, by and among Iron Eagle Group, Inc., a Delaware corporation (hereinafter, “Iron Eagle”), York River Electric Group, LLC, a Delaware limited liability company and wholly owned subsidiary of Iron Eagle (hereinafter, “YREG”), York River Electric Inc., a Virginia domestic corporation, SCC ID. No.: 02841187 (hereinafter, “York River” or the “Company”), Cathy McQuade, a Virginia resident, and Mark Bryan, a Virginia resident.   Iron Eagle and YREG are sometimes hereinafter collectively referred to as the “Buyer”).  Cathy McQuade and Mark Bryan are hereinafter sometimes collectively referred to as the “Seller”. Seller collectively owns one hundred (100%) percent of the issued and outstanding shares of all classes of stock in the Company (hereinafter, the “Shares”).  Seller and Buyer are sometimes hereinafter collectively referred to as the “Parties”.

R   E   C   I   T   A   L   S   :

WHEREAS, Seller owns 100% of the Shares; and

WHEREAS, the Company is an electrical and general contracting company located in the Newport News/Virginia Beach, and surrounding, regions of Virginia (hereinafter, the “Region”) and serves federal government, state and local governments, commercial and not-for-profit customers in the Region (hereinafter, the “Business”); and

WHEREAS, Seller is desirous of selling all of the Shares; and

WHEREAS, Buyer desires to purchase all of the Seller’s right, title and interest in and to the Shares upon the terms and conditions set forth in this SPA (hereinafter, the “Transaction”).

W   I   T   N   E   S   S   E   T   H   :

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01

Definitions. As used in this SPA, terms defined in the preamble and recitals of this SPA shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

“Affiliate” shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person, whether by virtue of equity ownership, common management, contract or otherwise; where “control” and its derivatives mean the legal right or practical ability to direct or materially influence the management, financial or operational decisions or actions of such Person.

“Business” shall mean the electrical and general contracting business, serving the federal government, state and local governments, commercial and not-for-profit customers in the Region.

“Closing” shall mean the single closing of the Transaction.

“Closing Date” shall mean sixty (60) days from the execution of this SPA, provided, however, that the Closing Date may be adjourned by mutual agreement of the parties hereto.  In the event the Closing shall not have occurred, due to no fault of the Seller, by the Closing Date (or any adjourned date) then, and in such event, either party may cancel this SPA and the rights and obligations of the parties hereto shall thereupon cease.

“Code” shall mean the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same from time to time have been amended.

“Company’s Accountants” shall mean Dixon Hughes Goodman LLP Fountain Plaza One, 701 Town Center Drive, Suite 700, Newport News, VA 23606.

“Competitive Business” has the meaning set forth in Section 6.07.

“Consent” shall mean any consent, approval or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

“Contract” shall mean any legally enforceable contract, lease, agreement, license, arrangement, commitment or understanding, oral or written, to which the Buyer or the Company is a party or by which it or any of its properties or assets may be bound or affected.

“EBITDA” shall mean,  with respect to any twelve (12) month period, the calculation of net earnings of the Company (hereinafter, the “EBITDA Calculation”) before taking into account the payment of interest,  income taxes, depreciation and amortization for such period determined in accordance with GAAP, applied on a consistent basis, but shall exclude overhead or expenses of any Affiliate of the Company, unless such Affiliate is providing services or goods to the Company needed or necessary for the business of the Company, and then only if such amounts are commercially reasonable and not in excess of the costs the Company would pay to obtain said services and goods from non-Affiliated third parties. All payments to executive officers and directors or managers of the Company shall be commercially reasonable and not materially greater than those paid by the Company immediately prior to the Closing.

“Employment Agreements” shall mean the employment agreements between the Buyer, the Company, and the Executives.

“Environmental Law” shall mean any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground-water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety; or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal, of Hazardous Substances. Environmental Laws include, but are not limited to (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended; and (ii) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose Liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance, as defined herein.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended.

“Estimated Working Capital Statement” has the meaning set forth in Section 2.04.

“Executives” shall mean Cathy McQuade and Mark Bryan.

“Final Working Capital Statement” has the meaning set forth in Section 2.04.

“Final Debt Statement” has the meaning set forth in Section 2.03.

“Financial Statements” shall mean the financial statements of the Company as of December 31, 2008, December 31, 2009, December 31, 2010, and October 31, 2011, and are attached hereto as Schedule 4.04.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees, all consistently applied.

“Governmental Authority” shall mean any court or any federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality.

“Hazardous Substance” shall mean any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

“Instrument” shall mean any written Contract, deed, assignment, document of title, note, power of attorney, obligation or other document.

“Intellectual Property” shall mean all trademarks, service marks, trade names, brands, patents and copyrights relating to or used, directly or indirectly, in connection with the Business, or the Company, or both, all registrations and applications for registration for such Intellectual Property, and any and all other or further rights of the Company, and/or the Seller, with respect to the Intellectual Property.

“Knowledge” shall mean (a) with respect to Company, a material fact or information actually known or which should reasonably be known by the Seller, the Executives, or an employee of the Company,  by using reasonable prudence in determining such fact or information; and (b) with respect to the Buyer, a fact or information actually known or which should be known by the Chief Executive Officer, Chief Financial Officer or any vice-president or board member of the Buyer by using reasonable prudence in determining such fact or information.

“Laws” shall mean (i) all federal, state, local and foreign laws, rules and regulations;    (ii) all Orders; and (iii) all Permits.

“Liabilities” shall mean all debts, duties, liabilities, Contracts, commitments, taxes and other obligations of every kind and character of the Company, whether accrued, absolute, contingent or otherwise and whether due or to become due.

“Lien” shall mean any mortgage, pledge, option, escrow, hypothecation, lien, security interest, equitable interest, financing statement, lease, charge, encumbrance, easement, conditional sale or other title retention or security agreement or any other similar restriction, claim or right of others, whether arising by Contract, operation of Law or otherwise; provided, however, Lien shall not include (i) statutory liens for Taxes to the extent that payment thereof is not in the arrears or otherwise due, or (ii) encumbrances in the nature of zoning restrictions.

“Losses” has the meaning set forth in Section 6.02.

“Material” shall mean to have a Material Adverse Effect on the Company or the Business.

“Material Adverse Effect” means a material adverse effect on the financial condition of the Company or operations of the Business.

“Order” shall mean any judgment, award, order, writ, injunction or decree issued by any federal, state, local or foreign authority, court, tribunal, agency, or other Governmental Authority, or by any arbitrator, to which Company or its assets are subject, or to which Buyer or its assets are subject, as the case may be.

“Ordinary Course of Business” shall mean the ordinary course of Business of the Company, consistent with past custom and practice (including, but not limited to quantity and frequency).

“Permits” shall mean all permits, licenses, approvals, franchises, notices, authorizations and similar filings, federal, state, local or foreign, necessary (a) to carry on the Business by, or on behalf of, or for the benefit of, the Company or the Buyer (as the case may be) as currently conducted by, or on behalf of, or for the benefit of, the Company or the Buyer (as the case may be), including, without limitation, any and all “prequalification authorizations”, by whatever term defined, of the Company currently issued and outstanding with any and all Governmental Authorities, or (b) to own, operate or lease the properties and assets owned, operated or leased by, or on behalf of, or for the benefit of, any such Person, or to consummate the Transaction.

“Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, and limited partnership, trust, unincorporated organization, Governmental Authority or other entity.

“Proceeding” shall mean any action, suit, claim, investigation, review or other action, at law or in equity, before any Federal, state, municipal or other Governmental Authority.

“SPA” shall mean this Share Purchase Agreement, including all Schedules and Exhibits attached hereto, as the same may from time to time be amended according to the terms hereof.

“Seller” shall mean, jointly and severally, Cathy McQuade, a Virginia resident, and Mark Bryan, a Virginia resident.

“Shares” shall mean all of the issued and outstanding shares of any and all classes of the stock of the Company, including all rights of the holder(s) thereof to profits, losses, distributions, voting and other rights.

“Signing Date” shall mean the date of this SPA.

“Tax” or “Taxes” shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Territory” has the meaning set forth in Section 6.07.

“Working Capital” shall mean, as of any particular date, the excess of the Company’s current assets over the Company’s current liabilities, determined in accordance with GAAP as of the Closing Date.

1.02

Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive; (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) “herein”, “hereof”, “hereto” and other words of similar import refer to this SPA as a whole and not to any particular article, section or other subdivision; and (g) any gender used in this SPA shall be deemed to include the neuter, masculine and feminine gender. The Parties have participated jointly in the negotiation and drafting of this SPA. In the event an ambiguity or question of intent or interpretation arises, this SPA shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this SPA. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including, without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

ARTICLE II

PURCHASE OF SHARES

2.01

Purchase of Shares. Upon the terms, and subject to the conditions, of this SPA, at the Closing: (i) the Seller will sell, transfer, assign, convey and deliver to the Buyer, and the Buyer will purchase, accept and acquire from the Seller, all of the Shares for the Purchase Price as set forth in Section 2.02 of this Agreement.

2.02

Purchase Price. The aggregate purchase price to be paid by the Buyer for the Shares shall consist of (i) the cash consideration as described in Section 2.02(a) hereof, subject to adjustment for any Working Capital Difference, as defined in Section 2.04 hereof; (ii) the assumption of debt described in Section 2.02(b) hereof; and (iii) the equity to Seller in the form of common shares of Iron Eagle described in Section 2.02(c) hereof, all as outlined below (hereinafter, collectively, the “Purchase Price”):

(a)

Eight Million Five Hundred Thousand ($8,500,000.00) Dollars by wire transfer of immediately available funds into an account designated by Seller at Closing (hereinafter, the “Cash Consideration”); and

(b)

Assumption of Debt. At Closing, Buyer shall assume all of the debt and the liabilities of the Company listed on Schedule 2.02(b) (hereinafter, the “Assumed Company Debt”); and

(c)

Equity to Seller. On a date which shall be thirty (30) days next following the Closing Date, Iron Eagle shall issue to Seller restricted shares of common stock in Iron Eagle with a value of Three Million ($3,000,000.00) Dollars (based upon the thirty (30) day volume weighted-average price of Iron Eagle for the period spanning thirty (30) days commencing on the Closing Date and ending on the date thirty (30) days next following the Closing Date (hereinafter, the “Seller’s IE Common Shares”).  Seller shall not sell, transfer or assign any of Seller’s IE Common Shares for the first twelve (12) months following the Closing Date and, in addition thereto, until the fourth (4th) anniversary of the Closing Date, Seller shall not be permitted to sell, transfer or assign more than twenty-five (25%) percent of Seller’s IE Common Shares in any twelve (12) month period (hereinafter, collectively, the “Seller’s IE Common Share Restrictions”).  The Seller’s IE Common Shares shall contain an appropriate legend reflecting the Seller’s IE Common Share Restrictions.

2.03

Intentionally Omitted.

2.04

Purchase Price Adjustment. On the Closing Date, Seller shall deliver to Buyer a statement setting forth the Company’s Working Capital as of the Closing Date (hereinafter, the “Preliminary Working Capital Statement”). Within thirty (30) days after the Closing Date, Seller shall deliver to Buyer a statement (hereinafter, the “Final Working Capital Statement”) setting forth Company’s actual Working Capital as of the Closing Date, certified by the (i) chief operating officer, and (ii) the chief financial officer, of the Company.

The Final Working Capital Statement shall be subject to review and approval by Buyer (hereinafter, the “Approved Final Working Capital Statement”).  Seller and the Company shall provide Buyer and its designees with reasonable access to the Company’s officers, auditors, and the Company’s Accountants, as well as access to the work papers, books and records and all other materials used in connection with the preparation of the Final Working Capital Statement. In the event the Working Capital of the Company, as set forth in the Approved Final Working Capital Statement is less than Three Million Seven Hundred and Fifty Thousand and 00/100 Dollars ($3,750,000.00) Dollars as of the Closing Date (hereinafter, the “Working Capital Difference”), the Cash Consideration and, accordingly, the Purchase Price, shall be reduced by the Working Capital Difference.

2.05

Collectibility of Accounts. In the event any of the accounts receivable, retainage receivable, or other assets which relate to any and all of the Company’s construction projects   (the “A/R’s”) which were (i) completed and billed in full on a date prior to the date which is nine (9) months next following the Closing Date, and (ii) included in the calculation of the Approved Final Working Capital Statement, remain unpaid as of the date which is nine (9) months next following the Closing Date, the Company and the Seller, jointly and severally, agree to pay to the Buyer a post-closing adjustment to the Purchase Price (hereinafter, the “A/R Adjustment”) in an amount equal to the excess of the (A) the sum of the aggregate face amount of accounts receivable not so collected or so collectible, and the aggregate retainage and other assets not so collected or so collectible, over (B) the amount of any and all accounts receivable, retainage receivables and other assets not appearing on the Approved Final Working Capital Statement, but which are collected by Buyer after the Closing, if any. Notwithstanding the foregoing, the Buyer agrees that it will use commercially reasonable best efforts to collect the A/R’s during the period from the Closing Date to the date which is nine (9) months following the Closing Date.

Any such payment by the Seller pursuant to the paragraph next above shall be made by certified or bank check payable to the order of Buyer and delivered to the Buyer by the Seller within thirty (30) days after the Buyer provides notice thereof to the Seller, together with a statement identifying the accounts receivable, retainage and other assets not so collected or so collectible.

Upon delivery of any such payment from Seller to Buyer any accounts included in the A/R Adjustment shall revert to Seller’s ownership and Seller shall be authorized to pursue collection as it deems appropriate.

2.06

Closing Deliverables.

(a)

Seller Deliverables. At the Closing, the Seller shall deliver to the Buyer:

(i)

Such Consents, estoppel certificates, Permits and other Instruments as Buyer may reasonably request to enable it to conduct the Business without interruption or disruption;

(ii)

Closing certificates, duly executed by the appropriate officers of the Company, dated on the Closing Date, in form and substance reasonably satisfactory to the Buyer, certifying the fulfillment of the closing conditions set forth in Section 2.06(a) hereof;

(iii)

The Employment Agreement(s), duly executed by the Executives, dated on the Closing Date, in form and substance reasonably satisfactory to the Buyer;

(iv)

An executed lease between the Company and the landlord of each of the Company’s [x] offices, in the form attached hereto as Exhibit A, relating to real estate located at [insert addresses] for a minimum term of five (5) years upon terms mutually agreed upon by the Company, Iron Eagle, and said landlords;

(v)

Financials:

(a)

PCAOB GAAP certified Audited Financial Statements of the Company for Fiscal Years ending December 31, 2008, 2009 and 2010.

(b)

GAAP Reviewed financials of the Company for the ten (10) months ending October 31, 2011.

(vi)

Consent to the transfers contemplated in this SPA by the surety on all bonds issued for pending construction projects of the Company;

(vii)

Consent of all secured creditors of the Company to the Transaction, including but not limited to Company’s banks;

(viii)

Certificate(s) evidencing the Shares, endorsed in blank or with executed powers of assignment attached; and

(ix)

Opinion of the Company’s Counsel, dated on the Closing Date, substantially in the form attached hereto as Exhibit B hereto; and

(b)

Buyer's Deliverables. At the Closing, the Buyer shall deliver to the Seller:

(i)

A certificate(s) evidencing the Seller’s IE Common Shares;

(ii)

Cash Consideration;

(i)

A Closing Certificate, duly executed by the appropriate officer of the Buyer, dated on the Closing Date, in form and substance reasonably satisfactory to Seller, certifying as to the fulfillment of the closing conditions set forth in Sections 3.01(a) and 3.01(b) hereof;

(ii)

The Opinion of Buyer’s Counsel dated the Closing Date, substantially in the form attached hereto as Exhibit C.

ARTICLE III

CLOSING CONDITIONS

3.01

Conditions Precedent to the Obligations of the Company.  All of the obligations of the Seller under this SPA are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

(a)

Buyer's Representations and Warranties. The representations and warranties of Buyer hereincontained shall be true and accurate on and as of the Closing Date.

(b)

Other Agreements. On the Closing Date, the Employment Agreement(s) and such other Instruments reasonably necessary to carry out the Transaction shall have been duly executed and delivered by the Buyer.

(c)

No litigation. No Proceeding shall have been commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and be pending, and no Proceeding shall have been threatened against Buyer (i) seeking to restrain, prevent or change the Transaction or questioning the validity or legality of the Transaction; or (ii) which, if resolved adversely to any party, would have a Material Adverse Effect.

(d)

Documentation. All matters and proceedings taken in connection with the Transaction as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to the Company and its counsel.

(e)

Waiver. Company may waive in writing any condition(s) precedent contained herein and, upon the exercise of such right of waiver, the Transaction shall be consummated in accordance with the terms contained in this SPA as modified by said writing.

3.02

Conditions Precedent to the Obligations of Buyer.  All obligations of Buyer under this SPA are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

(a)

Company’s Representations and Warranties. The representations and warranties of the Company and of the Seller hereincontained shall be true on and as of the Closing Date.

(b)

Consents and Estoppel Certificates. Buyer shall have received evidence (or the Company and the Seller shall have covenanted to obtain), reasonably satisfactory to the Buyer and its counsel, that all of the Consents disclosed in Schedule 4.14 hereto have been duly obtained together with estoppel certificates for all real property leases, and that all Permits and Consents necessary to the operation of the Business have been transferred to or issued to Buyer.

(c)

Other Agreements. On the Closing Date, the Employment Agreement(s) and all other Instruments necessary to complete the Transaction shall have been duly executed and delivered by the Company, the Executive and the Buyer.

(d)

Satisfaction of Due Diligence. Buyer shall have satisfactorily completed all necessary due diligence of the Company.

(e)

No Litigation. No Proceeding shall have been commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and be pending, and no Proceeding shall have been threatened against Company (i) seeking to restrain, prevent or change the Transaction, or questioning the validity or legality of the Transaction; or (ii) which, if resolved adversely to such party, would have a Material Adverse Effect.

(f)

Documentation. All matters and proceedings taken in connection with the Transaction as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to the Buyer and its counsel.

(g)

Waiver. Buyer may waive in writing any condition precedent contained herein and, upon the exercise of such waiver, if any, the Transaction shall be consummated in accordance with the terms contained in this SPA as modified by said writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF SELLER AND COMPANY

The Seller hereby represents and warrants to the Buyer that:

4.01

Organization: Ownership, Existence, Authority and Good Standing.

(a)

Each Seller is a resident of the State of Virginia and has full beneficial and legal ownership of the Shares. Seller, individually and collectively, has all of the requisite right, power, authority and capacity to convey all right, title and interest in the Shares to the Buyer and has all requisite legal right, power, authority and capacity to enter into this SPA and to perform all of Seller’s  obligations hereunder. Seller has taken all necessary action to authorize the sale hereunder on the terms and conditions of this SPA and to authorize the execution, delivery and performance of this SPA. This SPA has been duly executed by Seller and constitutes a legal, valid and binding obligation enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  The Company is wholly owned by Seller and has all requisite corporate and other power and authority and legal right to own, operate and lease its properties, and to carry on the Business as now being conducted.  The jurisdictions in which Company is organized and qualified to do business are set forth in Schedule 4.01(b) hereto.  The Company's (i) chief executive office, (ii) principal place of business, and (iii) location at which it maintains all records relating to its accounts receivable and inventory is set forth in Schedule 4.01(b) hereto. All other locations where the Company has offices or other places of business, maintains stocks of inventory, records, equipment or other assets are set forth in Schedule 4.01(b) hereto.  During the past five (5) years, the only names by which the Company has been known, or which the Company has used for any identification purpose, are the names set forth in the preamble and definitions for this SPA.

(c)

A true and complete list of all of the officers, directors and employees of the Company is set forth in Schedule 4.01(c).

4.02

Capitalization. A copy of the certificate(s) evidencing the Shares is set forth in Exhibit D. The Shares are owned by the Seller free and clear of all Liens and encumbrances, subject to applicable securities laws.  The Shares are duly and validly issued, fully paid and non-assessable. There are (i) no outstanding shares or other securities convertible into shares in the Company other than the Shares; (ii) no outstanding rights of subscriptions, warrants, calls, options, Contracts or other agreements of any kind, issued or granted to any Person by Seller to purchase or otherwise acquire any shares or securities convertible into shares of the Company.  The Seller has delivered to the Buyer complete and correct copies of the certificate of incorporation of the Company, any and all operating or shareholders’ agreements, record books and shares transfer records, all of which include all amendments as of the date hereof and which are in full force and effect on the date hereof.

4.03

Subsidiaries and Affiliates. Company does not own, directly or indirectly, any capital stock, shares or equity securities of any Person or have any direct or indirect equity or ownership interest in any business other than those set forth on Schedule 4.03.

4.04

Financial Statements.

The Financial Statements of the Company have been prepared in accordance with GAAP (except for the absence of footnotes and provision for normal year-end adjustments) applied on a basis consistent with that of the preceding year or period and fairly present the financial position of the Company as of the date thereof and the results of its operations for the year or period, as the case may be, then ended. A copy of the Financial Statements is attached at Schedule 4.04. The accounts receivable/retainage and other assets reflected in the Financial Statements as set out on Schedule 4.04, or thereafter acquired by the Company through the date hereof in the Ordinary Course of Business, have been collected, or are collectible (subject to the Company’s reasonable reserve for bad debts).

4.05

Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Financial Statements or as set forth in Schedule 4.04 hereto, the Company does not have, as of the date of such Financial Statements and as of the date hereof, any material Liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due other than liabilities which have arisen in the Ordinary Course of Business. Except as set forth in Schedule 4.05 hereto, no basis exists for assertion against the Company as of the date of the Financial Statements, or as of the date hereof, of any material Liability of any nature not fully reflected or reserved against in the Financial Statements or otherwise set forth in a schedule to this SPA, or of any other Liability of any nature arising since the date of the Financial Statements, other than Liabilities which have been incurred in the Ordinary Course of Business and which are not Material (individually or in the aggregate) to the Business.

4.06

No Material Adverse Change.  Except as set forth in Schedule 4.06 hereto, since the date of the Financial Statements, there has not been any Material Adverse Change.  For the purposes of this representation, the term “Material Adverse Change” shall also mean (i) a change in the financial condition of the Company which has adversely affected or impaired, or which does or which the Company can reasonably foresee may adversely affect or impair, the ability of the Company to conduct the Business as heretofore conducted and as now proposed to be conducted; or (ii) any material damage, destruction or loss to any of the properties or assets of the Company, whether or not covered by insurance, which has adversely affected or impaired, or which does or which the Company can reasonably foresee may adversely affect or impair, the ability of the Company to conduct its Business as heretofore conducted and as now proposed to be conducted; or (iii) any labor dispute, strike, walkout or negotiation, or request for negotiation, for any representation or any labor contract; or (iv) any event or condition of any character which has materially and adversely affected or which does or which the Company can reasonably foresee may materially and adversely affect or impair the Business; or (v) any material adverse change in business prospects of the Company.

4.07

Tax Returns and Payments.  The Company has duly and timely filed all federal, state, local and foreign, Tax returns and reports required to be filed and has duly paid all Taxes upon it or its properties, assets, income, franchises, licenses or sales. All such returns and reports are true, correct and complete. The charges, accruals and reserves shown in the Financial Statements in respect of Taxes, if any, for all fiscal periods to date are adequate, and nothing has occurred subsequent to the date of such Financial Statements which makes such charges, accruals or reserves inadequate. There are no material unpaid Taxes assessed or proposed by any Governmental Authority for additional Taxes for which the Company does not have adequate reserves for any fiscal year.  All monies required to be withheld by the Company from employees for Taxes, including but not limited to income taxes, Social Security and unemployment insurance taxes, have been collected or withheld, and either paid to the respective Governmental Authority or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of the Company. The Company has furnished to the Buyer true and complete copies of the federal and state income Tax returns of the Company for the fiscal years ending December 31, 2008, 2009, and 2010.

4.08

Real Property Owned or Leased.  A list and legal description of any real property (together with any improvements thereon) leased to or by the Company or in which Company has any interest, is set forth at Schedule 4.08 hereto. All such leased real property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and there are no existing defaults or events of default, or events which, with notice or lapse of time or both, would constitute defaults, thereunder on the part of the Company, except for such defaults, if any, which are not material (including, without limitation, “Material”) in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or interfere with the present use of the property subject to such lease or affect the validity, enforceability or assignability of such lease or otherwise materially impair the Business of the Company.  Neither the Company nor the Seller has any Knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a material default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in, or submitted as a part of, Schedule 4.08 hereto. Except as set forth in Schedule 4.14 hereto, the transfer of the Shares and the consummation of the Transaction contemplated by this SPA will in no way affect the continuation, validity and effectiveness of any such lease or require the Consent of any third party under any such lease. The Company has furnished to the Buyer true and correct copies of all leases, deeds, title reports and legal descriptions of the real property referred to or set forth at Schedule 4.08 hereto.

4.09

Title to Assets.  Except as set forth in Schedule 4.09 hereto, the Company has good and marketable title to all of its properties and assets used in its Business or reflected in the Financial Statements, subject in each case to no Lien other than Liens listed on Schedule 4.09. The exceptions set forth in Schedule 4.09 hereto, if any, do not, severally or in the aggregate, have a Material Adverse Effect.  The Company has furnished to the Buyer true and correct documentation relating to any Lien set forth in Schedule 4.09 hereto.

4.10 Condition of Property. The offices, structures and equipment of the Company are in good operating condition and repair, subject only to ordinary wear and tear, and the Seller and/or the  Company has no reason, or Knowledge, to believe that such offices, structures and equipment will not be in all material respects adequate for the Buyer to operate the Business.  The Company possesses adequate assets to conduct the Business as heretofore conducted by the Company.  The Schedules and Exhibits to this SPA contain a complete list of all assets used in the Business, and the Company does not own any other or further property which is, or during the past three (3) years has been, used, or is or was intended for use, in connection with the Business. The Shares are in all respects adequate to allow Buyer to operate and continue the Business without interruption or disruption and otherwise in accordance with all applicable Laws.

4.11

Insurance. A list and brief description of the Company's policies of casualty, fire, liability, title, workers' compensation, director and officer's life, director's and officer's liability, and other forms of insurance are set forth in Schedule 4.11 hereto.  All of the insurable properties of the Company are insured for Company’s benefit, in amounts deemed adequate by the Company’s management, after consultation with representative of the Company’s insurance agent(s), against all risks usually insured against by Persons operating similar properties in the localities where such properties are located, under policies issued by insurers of recognized responsibility on which all premiums currently due have been paid. Except as set forth in Schedule 4.14 hereto, the consummation of the Transaction (including any assignment of rights, or addition of loss payees or insureds that may be required in connection therewith) will in no way affect any such policy or require the Consent of any third party under any such policy. Neither the Company, nor the Seller, has any Knowledge of any default, or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any policy referred to in or submitted as a part of Schedule 4.11 hereto. The Company and the Seller have furnished to the Buyer true and complete copies of all insurance policies set forth in Schedule 4.11 hereto.

4.12

Intellectual Property. A list and brief description of all of the Company's Intellectual Property and Licenses, including, but not limited to the electrical licenses held by Company and the Seller in each jurisdiction necessary to conduct the Business, is set forth in Schedule 4.12 hereto, excluding, inter alia, off-the-shelf software and other commercially-available licensed Intellectual Property. Except as set forth in Schedule 4.12 hereto, the Company owns the entire, unencumbered right, title and interest to all such Intellectual Property indicated as owned by it, and, except as set forth in Schedule 4.12 hereto, no Contracts, Permits or other rights or licenses have been granted to others with respect to any of such Intellectual Properties.  Except as set forth in Schedule 4.12 hereto, the Company owns or possesses the right to use all the Intellectual Property necessary for the conduct of the Business as now conducted and as proposed to be conducted by the Buyer, without any known conflict with the rights of others, or any known use by others which conflicts in any respect with the rights of the Company.  The Company has not received any notice, and neither the Company nor the Seller have any Knowledge, of any claimed conflict with respect to any of the foregoing, nor are they aware of any claim or assertion that any of the foregoing Intellectual Properties are invalid or defective in any way, nor are they aware of any facts or prior act upon which such a claim or assertion could be based. Neither the Company nor the Seller has any Knowledge of any default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Contract or Permit referred to in, or submitted as a part of, Schedule 4.12 hereto.  The Company and the Seller represent and warrant to the Buyer that they have provided the Buyer complete access to copies of all Intellectual Property set forth in Schedule 4.12 hereto.

4.13

Litigation. Except as set forth in Schedule 4.13 hereto, there is no action, litigation, administrative proceeding, arbitration, proceeding or governmental investigation affecting the Business, property, assets and/or business operations of the Company. None of the matters set forth in this Schedule 4.13, either severally or in the aggregate, materially and adversely affect the financial condition, Business, property or assets of the Company.  There are no investigations pending or threatened by any federal, state, local or foreign government or by any agency or instrumentality thereof, the effect of which would impair or affect the Business.

4.14

Governmental and Other Consents. Except as set forth in Schedule 4.14, no Consent or Permit is required by the Company or the Seller to complete the Transaction or take any action necessary to transfer the Shares to the Buyer.  The Company and the Seller have, or prior to the Closing will have, furnished to the Buyer true and complete copies of any such Consents or Permits required by this SPA.

4.15

Law Compliance; Permits. Set forth in Schedule 4.15 hereto is a complete and accurate list of the following: (i) all Orders; and (ii) all Permits to which Company is a party or which is otherwise binding thereon.  The Company and each Affiliate has complied with and is not in default in any material respect under any and all Laws including, without limitation, all antitrust, trade, labor, non-discrimination, safety and health, zoning and building code, criminal and Environmental Laws, the violation of which could have a Material Adverse Effect.  All of the Orders and Permits set forth in Schedule 4.15 hereto are in full force and effect on the date hereof, and the Company has not engaged in any activity which would cause or permit revocation or suspension of any such Permit or a default under such Order and no Proceeding seeking or contemplating the revocation or suspension or any such Permit or Order is pending or threatened. There are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by the Company under any Order or Permit set forth in Schedule 4.15 hereto. No default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Order or Permit referred to in or submitted as a part of Schedule 4.15 hereto. The sale of the Shares and the consummation of the Transaction will in no way affect the continuation, validity or effectiveness of the Orders and Permits set forth in Schedule 4.15 hereto or require the Consent of any third party under any such Order or Permit. Except as set forth in Schedule 4.15 hereto, the Company is not required to be licensed by, or subject to the regulation of, any governmental or regulatory body by reason of the particular business conducted by the Company.  The Company and the Seller have furnished to the Buyer true and complete copies of all Orders and Permits listed in Schedule 4.15 hereto.

4.16

Compliance with Other Instruments. Subject to obtaining the Consents and Permits listed in Schedule 4.16 hereto, neither the execution and delivery of this SPA by the Company or the Seller, nor the consummation of the Transaction contemplated hereby will (i) conflict with or result in any violation of or constitute a default under any term of the certificate of incorporation of the Company or shareholders’ agreement of the Company; or (ii) conflict with or result in any violation of or constitute a default under any Law, Instrument, Lien or Contract by which the Company or the Seller is, or its or their properties or assets are bound; or (iii) result in the creation or imposition of any Lien or give to any other Person any interest or right, including rights of acceleration, termination or cancellation in or with respect to, or otherwise affect, any of the properties, assets or Business of the Company or the Seller.

4.17

Adverse Agreements. Neither the Company nor any Affiliate is a party to any Contract or subject to any charter or other corporate restriction or any Law which materially and adversely affects or, so far as the Company and/or the Seller now reasonably foresees, may in the future materially and adversely affect the Business of the Company or such Affiliate.

4.18

Additional Agreements, Contracts, and Instruments. Set forth in Schedule 4.18 hereto are complete and accurate lists of the following (other than the Instruments and Contracts set forth in Schedules 4.08, 4.11 or 4.12 hereto):

(a)

All leases, licensing agreements and franchise agreements to which the Company is a party or in which the Company has an interest;

(b)

All bonus incentive compensation, profit-sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations, trust agreements of the Company in effect or under which any amounts remain unpaid on the date hereof or are to become effective after the date hereof;

(c)

All collective bargaining and other agreements and Contracts of the Company with any labor union or other representative of employees, including local agreements, amendments, supplements, and all material letters and memoranda of understanding of all kinds;

(d)

All employment and consulting Contracts not terminable at will without penalty to any Person to which Company is a party;

(e)

Each Contract defining the terms on which debts of or guarantees by the Company aggregating more than Ten Thousand ($10,000.00) Dollars have been or may be issued;

(f)

Any Contract limiting the Company's or the Seller's freedom to compete in any line of business or with any Person;

(g)

All Contracts of the Company, oral or written, in which any officer, director or Seller of the Company has any interest, direct or indirect;

(h)

All other Contracts of the Company, except for (i) Contracts which involve only the future payment of money to or by any Person in amounts less than Fifty Thousand ($50,000.00) Dollars and which are not material, individually or in the aggregate, to the Business; and (ii) purchase orders and sales Contracts entered into in the Ordinary Course of Business and on terms which are comparable in all material respects to the purchase orders and sales Contracts described in Section 4.21 hereof;

(i)

All Contracts with lending institutions;

(j)

All Contracts with surety(ies) of the Company relating to the issuance of construction bonds as described in Schedule 4.18 (j); and

(k)

All Contracts with governmental and regulatory agencies as described in Schedule 4.18 (k), including, but not limited to document(s) which evidence the satisfaction of any and all conditions precedent for the Company, or the Seller, or both to do business with any of its customers including, but not limited to any so-called “prequalifications”, by whatever term defined, required by any Governmental Authority to conduct the Business.

Except as set forth in Schedule 4.18 or Schedule 4.14 hereto, the sale of the Shares and the consummation of the Transaction (including any assignment of Contract rights) will in no way affect the continuation, validity or effectiveness of any of the Contracts listed in Schedule 4.18 hereto, or require the Consent of any Person, whether or not a party to such Contract.  No default or claimed or purported or alleged default or state of facts which, with notice or lapse of time or both, exists which would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Contract or Instrument referred to in or submitted as a part of Schedule 4.18 hereto.  The Company and the Seller have delivered to the Buyer true and complete copies of each written Contract or Instrument referred to in Schedule 4.18 hereto, and true and complete written descriptions of each oral Contract referred to in Schedule 4.18 hereto.

4.19

ERISA.

(a)

Set forth in Schedule 4.19 is a copy of the Company’s 401 (k) Plan (hereinafter, the “Company 401K Plan”) for nonunion employees which represents the only retirement plan of the Seller as such term is defined in § 3(2) of ERISA maintained by the Company and to which the Company contributes, or has contributed at any time.

(b)

The Company is and has at all times been in compliance in all material respects with all applicable provisions of ERISA and other Laws relating to the Company 401K Plan. No event has occurred or is threatened or about to occur which would constitute a reportable event within the meaning of §4043(b) of ERISA, or which would constitute grounds for the appointment by the appropriate United States district court of a trustee to administer the Company 401K Plan or any employee pension benefit plan maintained by Company or to which the Company contributes, or has contributed, at any time, and no notice of termination has been filed by the plan administrator pursuant to §4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to §4042 of ERISA with respect to any employee pension benefit plan maintained by the Company or to which the Company contributes, or has contributed at any time. None of the employee pension benefit plans listed in Schedule 4.19, nor any of the trusts thereunder, has incurred an “accumulated funding deficiency” as such term is defined in §302(a) of ERISA (whether or not waived), since the effective date of ERISA, and no such employee pension benefit plan has incurred any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA. The Company and the Seller have delivered to the Buyer true and complete copies of (i) the plan documents for each of the employee pension benefit plans set forth on Schedule 4.19; (ii) the names and addresses of all trustees for each such employee pension benefit plan; (iii) the most recent actuarial reports for all defined benefit pension plans, e.g., Annual Report Form 5500 or Form 5500-R; (iv) the most recent Internal Revenue Service determination letters; and (v) computations of withdrawal liability for each such employee pension benefit plan which is a multiemployer plan. Such actuarial reports correctly set forth the funding status of such employee pension benefit plans as of their respective dates based on the actuarial assumptions described therein. The Company has made all contributions required to be made to each employee pension benefit plan described in Schedule 4.19 under the terms of the plan and applicable Law. No prohibited transaction (as defined in § 4975 of the Code) has occurred with respect to any employee pension benefit plan listed in Schedule 4.19.

4.20

Environmental Matters. Except as disclosed in Schedule 4.20 hereto:

(a)

The Company and each Affiliate has conducted its business in compliance with all applicable Environmental Laws, including having all Permits necessary under applicable Environmental Laws for the operation of its business as presently conducted;

(b)

None of the real properties owned or leased by the Company or any Affiliate contain any Hazardous Substance in amounts exceeding the levels permitted by Environmental Laws;

(c)

Neither the Company nor any of the Affiliates have received any notices, demand letters or requests for information from any Governmental Authority or third party indicating that the Company or any of the Affiliates may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its Business, nor does the Company or the Seller have any Knowledge of any facts which could give rise to any such notice, demand letter or request for information from any Governmental Authority;

(d)

There are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or Proceedings pending or threatened against the Company or any Affiliate relating to any violation, or alleged violation, of any applicable Environmental Law;

(e)

No reports have been filed, or are required to be filed, by the Company or any Affiliate concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law;

(f)

No Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any real properties owned or leased by the Company or any Affiliate;

(g)

There have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or any Affiliate which have not been delivered to the Buyer prior to the date hereof;

(h)

There are no underground storage tanks on, in or under any real properties owned or leased by the Company or any Affiliate and no underground storage tanks have been closed or removed by the Company or any Affiliate from any of such properties;

(i)

There is no asbestos or asbestos-containing material present in any of the assets owned or leased by the Company or any Affiliate, and no asbestos has been removed by the Company or any Affiliate from any of such properties; and

(j)

Neither Company, nor any Affiliates, nor any of their properties are subject to any material Liabilities or expenditures (fixed or contingent) relating to any suit, settlement, Law or claim asserted or arising under any Environmental Law.

4.21

Customers and Suppliers. Set forth in Schedule 4.21 hereto is (i) a list of the names and addresses of the ten (10) largest customers, and the ten (10) largest suppliers (measured by dollar volume of purchases or sales, as the case may be) of the Company, and the percentage of the Company’s Business which each such customer or supplier represents or represented during each of fiscal years 2008, 2009, 2010 and 2011; (ii) a description of the business arrangements (to the extent not reflected in any Contracts or Instruments set forth in Schedule 4.18 hereto) between the Company and each person which manufactures any of the Company's products; (iii) a description of the business arrangements (to the extent not reflected in any Contracts or Instruments set forth in Schedule 4.18 hereto) between the Company and each of the Company's sales representatives.  Except as set forth in Schedule 4.18 hereto, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any customer or group of customers listed in Schedule 4.21 hereto, or whose purchases individually or in the aggregate are material to the operations of the Business of the Company, or with any supplier or group or suppliers, listed in Schedule 4.21 hereto, or whose sales individually or in the aggregate are material to the operations of the Business of the Company.  Seller and the Company represents that there exists no present condition or state of facts or circumstances known to the Company and the Seller involving customers, suppliers or sales representatives which the Company and the Seller can now reasonably foresee would materially adversely affect the Business of the Company or prevent the Buyer from conducting the Business of the Company after the consummation of the Transaction in essentially the same manner in which it has heretofore been conducted by the Company.  Neither the Company, nor the Seller, nor any officer, director, or employee of the Company is a party to any Contract or arrangement that:

(a)

involves the purchase or sale of goods or services by the Company and provides for payment of any money, or transfer of any property for such goods or services to any Person other than the Company, the supplier or customer purchasing or selling such goods or services, as the case may be, (including, without limitation, any payment or other transfers of property to an officer, director, the Seller, or employee of the Company);

(b)

requires payment by the Company for goods whether or not such goods are delivered;

(c)

restricts the geographical area in which, or the customers to whom, the Company can or does transact Business, or any business;

(d)

restricts the price at which goods or services may be sold by the Company;

(e)

provides for the Company’s participation in any program of promotional allowances, cooperative advertising or discounts (whether as the party providing or receiving such allowance or discount);

(f)

conditions the purchase or sale of one (1) product or service on the purchase or sale of another product or service; or

(g)

provides that any payment required to be made to the Company for goods or services sold by the Company to any Person is subordinated in right of payment to any indebtedness or obligations of such Person or any other Person; or

(h)

involves a requirements contract relating to the purchase or sale of inventory, finished goods or other property used in the conduct of the Business.

4.22

Other Assets. Set forth in Schedule 4.22 hereto is (i) a list and brief description of Equipment (as defined in the Uniform Commercial Code) owned or leased by the Company on the Closing Date material to the operation of the Business; (ii) reports showing the Accounts (as defined in the Uniform Commercial Code) and aging thereof of the Company as of the Closing Date; and (iii) a list and brief description of all motor vehicles owned by the Company.  Except as disclosed in the Schedules, no amounts payable in connection with any of the Accounts are evidenced by promissory notes or other Instruments.

4.23

Brokers. With the exception of Focus Investment Banking (“FocusIB”), all negotiations relative to this SPA and the Transaction have been carried on by the Company without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment. Seller is responsible for all expenses and fees related to FocusIB, and Seller hereby indemnifies and agrees to hold harmless the Buyer, and the Company, and any Affiliates, from and against any and all claims made by FocusIB and any other or further broker, finder, or consultant claiming due any commission, payment or finder’s fee from Buyer, or the Company, for any services in connection with the Transaction.

4.24

Transactions Out of Ordinary Course of Business. From the date of the Financial Statements, the Company has not entered into any transaction out of the Ordinary Course of Business.

4.25

Maintenance of Properties. From the date of the Financial Statements, the Company has maintained all of its properties in customary repair, order and condition (taking into consideration the age and condition thereof), reasonable wear and tear excepted, and has maintained insurance on all properties used in connection with the conduct of its Business, in such amounts and of such kinds usual and customary for a business of this kind.

4.26

Maintenance of Books. The Company has maintained its books, accounts and records in a manner and on a basis consistent with prior years.

4.27

Certain Prohibited Transactions. Except as set forth on Schedule 4.27 hereof, from the date of the Financial Statements, the Company has not (i) entered into any Contract to merge or consolidate with any other Person; (ii) changed the character of its Business, or sold, transferred or otherwise disposed of any assets other than in the ordinary course of business;   (iii) entered into any new compensation or benefit Contracts with its employees; (iv) entered into any new or amended, or modified any existing collective bargaining Contract; (v) loaned any money; (vi) issued or contracted to issue any debt or guarantees of debt or otherwise pledged its credit other than in the ordinary course of business; (vii) created or permitted to exist any new Lien on its property or assets; (viii) entered into any joint venture, partnership or other arrangement for the conduct of its Business; (ix) declared or paid any dividend or other distribution in respect of shares of capital stock; (x) made any purchase, redemption or other acquisition, directly or indirectly, of any outstanding shares of its capital stock, (xi) forgiven, released or compromised any indebtedness owed to the Company by any Person except upon full payment or, in the case of any customer, returns and allowances made in the Ordinary Course of Business consistent with past practices; (xii) paid any pension amount not required to be paid under any employee benefit pension plan as described in Section 4.19 hereof; (xiii) purchased any assets or securities of any Person, other than in the Ordinary Course of Business, (xiv) created any new subsidiaries; or (xv) waived any rights or amended, modified, canceled or terminated any Contract.

4.28

Employee Matters. (ii) All of the current employees of the Company  are necessary to properly operate and maintain the Business in accordance with past practice and none are scheduled to be terminated, discharged or will have resigned prior to Closing; (ii) the Company and the Seller have discussed or will discuss with their employees the transactions contemplated by this SPA and all of the employees of the Company necessary for the proper operation of the Business consistent with past practice expressed a desire or intent to accept employment with  the Buyer, if so offered; (iii) the Company currently has a skilled and adequate workforce sufficient to operate the Business; and (iv) the Employment Agreements of the Executives will provide that they will make any final decisions regarding termination of employees as long as they remain employed by the Company, with the exception if Company employees violate Iron Eagle corporate policies,

4.29

Cash Disbursements. The Seller and the Executives will not cause the Company to make any disbursements of cash or any assets of material value to Executives between the Signing Date and the Closing Date, other than salary and payment and reimbursement of expenses in the Ordinary Course of Business; provided, however, that Seller and Executives shall be authorized to make disbursement of current Working Capital in excess of Three Million Seven Hundred and Fifty Thousand and 00/100 Dollars ($3,750,000.00).

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

The Buyer hereby represents, warrants and covenants to the Company and the Seller as follows, as of the Closing Date:

5.01

Organization. (i) YREG is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and (ii) Iron Eagle is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

5.02

Authorization. The Buyer has full corporate power, authority and legal right to execute and deliver, and to perform its obligations under, this SPA, and has taken all necessary action to authorize the acquisition of the Shares under the terms and conditions of this SPA and to authorize the execution, delivery and performance of this SPA.  This SPA has been duly executed by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.03

Non-contravention. Neither the execution and the delivery of this SPA, nor the consummation of the Transaction will (i) violate the Securities Act, any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of their respective charter or bylaws; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which either is bound or to which any of their respective assets is subject.  The Buyer covenants that it does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this SPA.

5.04

Litigation. There is no suit, litigation, administrative, or other Proceeding or governmental investigation pending or, to the Knowledge of the Buyer, threatened which might, severally or in the aggregate, materially and adversely affect the financial condition or prospects of the Buyer or its ability to pay or perform their respective obligations under the SPA or the other Contracts and Instruments contemplated hereunder.

5.05

Brokers. All negotiations relative to this SPA and the Transaction have been carried on by the Buyer without the intervention of any other Person on behalf of the Buyer in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment due from the Buyer.

5.06

Intentionally Omitted.

5.07   Pre-Qualification Representation. Buyer acknowledges and understands that the Company is a pre-qualified vendor with the governmental agencies which the Buyer has listed on Schedule 5.07, and is dependent upon Business derived therefrom for a substantial amount of income to the Company.  The Buyer further acknowledges and understands that, in the event the Transaction occurs, the Company is required to re-qualify as a vendor with said governmental agencies listed on Schedule 5.07 and, in doing so, must disclose certain personal information relating to the principals of the Buyer.

ARTICLE VI

POST CLOSING COVENANTS

6.01

Survival of Representations and Warranties. All representations and warranties made in this SPA or in any Exhibit, Schedule, Instrument, certificate or document delivered herewith or at the Closing shall survive until the fifth (5th) annual anniversary of the Closing Date.

6.02

Obligation of the Company and the Seller to Indemnify. The Company and the Seller hereby agree to jointly and severally indemnify, defend, save and hold the Buyer (and their respective members, managers, directors, officers, employees and agents) (hereinafter defined as the “Buyer Indemnitees”) harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (hereinafter together defined as the “Losses”) incurred or sustained by the Buyer Indemnitees which arise out of or result from (i) the breach of any representation or warranty of the Company or the Seller set forth in anywhere in this SPA, including but not limited to those set forth in Article IV, and (ii) the breach of or failure to perform any covenant of the Company and the Seller set forth in this SPA (including, but not limited to, any post-closing covenant). Notwithstanding the foregoing, (a) in no event will a Buyer Indemnitee be entitled to indemnification hereunder unless or until the aggregate Losses suffered by the Buyer Indemnitees, as a group, exceed One Hundred Fifty Thousand ($150,000.00) Dollars, whereupon all Losses suffered by the Buyer Indemnitees shall be subject to indemnification hereunder.

6.03

Obligation of Buyer to Indemnify.  The Buyer hereby agrees to indemnify, defend, save and hold the Company, their respective members, managers, directors, officer, employees, agents and the Seller (hereinafter referred to as the “Seller Indemnitees”) harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (hereinafter together defined as the “Losses”) incurred or sustained by the Seller Indemnitees which arise out of or result from (i) the breach of any representation or warranty of the Buyer set forth in anywhere in this SPA, including but not limited to those set forth in Article V, and (ii) the breach of or failure to perform any covenant of the Buyer set forth in this SPA (including, but not limited to, any post-closing covenant). Notwithstanding the foregoing, (a) in no event will a Seller Indemnitee be entitled to indemnification hereunder unless or until the aggregate Losses suffered by the Seller Indemnitees, as a group, exceed One Hundred Fifty Thousand ($150,000.00) Dollars, whereupon all Losses suffered by the Seller Indemnitees shall be subject to indemnification hereunder.

6.04

Procedures for Indemnification of Third Party Claims. Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from a party pursuant to this SPA, the party so served will notify the indemnifying party of the receipt thereof. The indemnifying party will have the right to participate in, or assume, at its own expense, the defense of any such claim or process (with counsel reasonably acceptable to the indemnified party) or settlement thereof. After notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expense incurred by the indemnified party in connection with such defense. Such defense will be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures, including attorneys’ fees) and the indemnified party will be advised promptly of all material developments. The indemnifying party will not settle any such claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. With respect to any matter which is the subject of any such claim and as to which the indemnified party fails to give the other party such notice as aforesaid, and such failure adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification which the indemnifying party is obligated to pay hereunder, the amount of indemnification which the indemnified party will be entitled to receive will be reduced to an amount which the indemnified party would have been entitled to receive had such notice been timely given. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof will be made without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld or delayed.

6.05     Intentionally Omitted.

6.06

Further Assurances. Following the Closing, at the request of the Buyer, the Company and the Seller shall execute and deliver to Buyer such further documents and take such reasonable action as may be necessary or appropriate to (i) confirm the sale, transfer, assignment, conveyance and delivery of the Shares; or (ii) vest in the Buyer all of the Seller’s right, title and interest in the Company.

6.07

Non-Compete.  Each Seller hereby agrees that, in consideration of the Company and the Buyer entering into this SPA and the Transaction contemplated hereby, for a period of three (3) years from the Closing Date, will not directly or indirectly, through any Affiliate or otherwise   (i) as shareholder, owner of a membership interest, employee, director, officer, principal or agent, or in any other capacity, own, manage, operate, consult with or be employed by a Person engaged in the electric or mechanical contracting business (collectively, the “Competitive Business”) in the Region; (ii) assist any other Person in engaging in any Competitive Business in the Region; (iii) solicit, attempt to solicit or do business on behalf of a Competitive Business with any then or prior customers of the Business; or (iv) induce employees of the Business, Company or any Affiliate or subsidiary of Company to terminate their employment with Company of any such Affiliate or subsidiaries, as the case may be, or hire any employees of Company or any Affiliate or subsidiary of the Company to work with the Buyer or any Person or business affiliated with the Buyer. The Parties agree that the Buyer and its Affiliates do not have an adequate remedy at law for a breach of this Section 6.07, and agree that in the event of a breach or threatened breach by any party of the provisions of this Section 6.07, Buyer, the Company and their Affiliates shall be entitled to an injunction restraining such party from such breach or threatened breach. Nothing in this Section 6.07 or elsewhere in this SPA shall be construed as prohibiting the Buyer, the Company, or their Affiliates from pursuing any other remedies at law or in equity for such breach or threatened breach of this SPA or limiting the amount of damages recoverable in the event of a breach or threatened breach by any party of the provisions of this Section 6.07.

Post Closing Undertakings and Covenants.

(a)

The Company and the Seller agree that they will take all reasonable steps and cooperate with the Buyer to:

(i)

Assist the Buyer to obtain any and all Consents necessary to assign and transfer to the Buyer any and all Contracts, Permits, licenses and other approvals reasonably required by the Buyer to effectuate and consummate the Transaction contemplated hereunder (including, but not limited to, those Consents, Permits and licenses listed on the Schedules hereto);

(ii)

Promptly obtain (at Seller’s expense) any and all Consents necessary or otherwise advisable to assign and transfer to the Buyer any and all surety bonds covering ongoing or completed jobs;

(iii)

Obtain any Consent relating to debt of the Company or the Seller required by a change of control in the Company; and

(iv)

Obtain any other consent required by a change of control in the Company.

(b)

Seller guarantees to the Buyer that the current license holder(s) of any and all licenses and permits required to operate the Business shall remain license and permit holders for at least five (5) years following the Closing Date.

ARTICLE VII

MISCELLANEOUS

7.01

Severability. If any provision of this SPA or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and/or unenforceable to any extent, the remainder of this SPA and/or the application of such provision to such person or circumstances (other than those to which it is so determined to be invalid and unenforceable) shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

7.02

Waivers. Any failure by any Party to comply with any of its obligations, agreements or covenants hereunder may be waived by the Company in the case of a default by the Buyer and by the Buyer, in the case of a default by the Company or the Seller. The Buyer and the Company will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by the Buyer or the Company: (i) to have waived, or to be estopped from exercising any of its rights or remedies under this SPA; or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this SPA, unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by a duly authorized officer of the Company or a duly authorized officer of the Buyer, as the case may be. No single or partial exercise by the Buyer or the Company of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one (1) occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other Person.

7.03

Intentionally Omitted.

7.04

Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (including by overnight courier service):

(a)

If to the Company or the Seller:

York River Electric Inc.

112 Production Drive

Yorktown, VA 23693-4024

Attention: Cathy McQuade

Telephone: 757.595.7780

Facsimile:  757.369.3680

with a copy to:

H. Alexander Johnson

Pender & Coward

222 Central Park Avenue

Town Center Ste. 400

 Virginia Beach, VA 23462

Telephone: 757.490.6254

Facsimile: 757.497.1914

(b)

If to Buyer:

Iron Eagle Group, Inc.

61 West 62nd Street, Suite 23F

New York, New York 10023

Attention: Jason M. Shapiro

Telephone: 917.969.4845

              Facsimile:  917.591.6227

with a copy to:

Toscano & Associates

200 Old Country Road, Suite 100

Mineola, New York 11501

Attention: Thomas A. Toscano

Telephone: 516.741.9300

Facsimile:  516.741.5608

(c)

or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder. Notice shall be deemed delivered at the time received.

7.05

Binding Effect. This SPA shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that nothing in this SPA shall be construed to confer any rights, remedies, obligations or liabilities on any Person other than the Parties hereto or their respective successors and assigns.

7.06

Entire Agreement. With the exception of that certain Letter of Intent, dated October 5, 2011 between the Company and Iron Eagle (which confidentially shall continue in full force and effect in accordance with its terms), this SPA, together with the other Instruments delivered in connection herewith, embodies the entire agreement and understanding of the Parties hereto and supersedes any prior agreement or understanding between the Parties with respect to the subject matter of this SPA.  This SPA cannot be amended or terminated orally, but only by a writing duly executed by the Parties.

7.07

Counterparts; Signatures. This SPA may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same document. The parties hereto and any third parties may rely upon fax and machine copies of signatures to this Agreement to the same extent as manually signed original signatures.

7.08

Headings. Headings of the sections in this SPA are for reference purposes only and shall not be deemed to have any substantive effect.

7.09

Assignment. This SPA may not be assigned by either party without the prior written consent of the other.

7.10

Applicable Law. THIS SPA SHALL BE GOVERNED AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OR THOSE OF ANY OTHER JURISDICTION.

7.11

Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this SPA without the prior approval of the other Party, whose approval shall not be unreasonably delayed or withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance any such disclosure).

7.12

No Third Party Beneficiaries.  This SPA shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

7.13

Separate Legal Counsel.  Each of the Parties has had the opportunity to consult with its own legal counsel prior to signing and delivering this SPA, has read and understands such SPA and has signed and delivered the same with the intent to be legally bound hereby.

(Remainder of Page Intentionally Left Blank)

 IN WITNESS WHEREOF, the Parties hereto have executed this SPA on the date first set forth above.

BUYER:

York River Electric Group, LLC

By:

     Name:

Title:

Iron Eagle Group, Inc.

By:

Name:

Title:

SELLERS:

________________________

Cathy McQuade, An Individual

________________________

Mark Bryan, An Individual

COMPANY:

York River Electric, Inc.

By:

Name: Cathy McQuade

Title: President

LIST OF ATTACHMENTS

Exhibits

Title

Exhibit A

Leases

Exhibit B

Opinion of Company’s Counsel

Exhibit C

Opinion of Buyer’s Counsel

Exhibit D

Certificate of Shares

Schedules

Schedule 2.02(b)

Assumed Debt

Schedule 4.01(b)

Organization

Schedule 4.01(c)

List of Officers, Directors and Employees

Schedule 4.03

Subsidiaries and Affiliates

Schedule 4.04

Financial Statements

Schedule 4.05

Undisclosed Liabilities

Schedule 4.06

No Material Adverse Change

Schedule 4.08

Real Property

Schedule 4.09

Title To Assets

Schedule 4.11

Insurance

Schedule 4.12

Intellectual Property

Schedule 4.13

Litigation

Schedule 4.14

Governmental and Other Consents

Schedule 4.15

Permits

Schedule 4.16

Compliance

Schedule 4.18

Additional Agreements, Contracts and

          Instruments

Schedule 4.19

Company 401(k) Plan

Schedule 4.20

Environmental Matters

Schedule 4.21

Customers and Suppliers

Schedule 4.22

Other Assets

Schedule 4.27

Prohibited Transactions

Schedule 4.28

Employee Matters

Schedule 5.07

Governmental Agencies

DISCLOSURE SCHEDULES

TO

SHAREHOLDER SPA

INTRODUCTION

The following Disclosure Schedules are provided by the Company and the Seller pursuant to the foregoing SPA.  They are qualified in their entirety by reference to the provisions of the SPA to which they are attached.  These Disclosure Schedules constitute representations or warranties of such party or parties only to the extent provided in the SPA. Inclusion of information herein shall not be construed as a representation that such information is material to the operations or financial condition of the Company. Unless otherwise provided in these Disclosure Schedules, capitalized terms set forth below have the meanings ascribed to them in the SPA.

Matters reflected in these Disclosure Schedules are not necessarily limited to matters required by the SPA to be reflected herein.  Such additional matters are set forth for informational purposes and do not necessarily include other matters of similar nature.  Descriptive headings have been inserted for convenience of reference only and shall to no extent have the effect of amending or changing the express terms of the SPA.  Matters disclosed in any particular section of the foregoing Disclosure Schedule for any purpose under the SPA shall be deemed to be disclosed for all purposes under the Agreement.

These Disclosure Schedules are incorporated by this reference into the SPA and made a part thereof.